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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K



                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



                              September 30, 1998
               Date of Report  (date of earliest event reported)



                               VIDEO CITY, INC.
            (Exact name of registrant as specified in its charter)



                                   DELAWARE
                        (State or other jurisdiction of
                        incorporation or organization)



                         0-14023                                95-3897052
                (Commission File Number)                    (I.R.S. Employer
                                                           Identification No.)

     6840 DISTRICT BOULEVARD, BAKERSFIELD, CALIFORNIA              93313
         (Address of principal executive offices)                (Zip Code)



                                (805) 397-7955
             (Registrant's telephone number, including area code)
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On September 30, 1998, Video City, Inc. (the "Company") acquired an aggregate of nine retail video stores through the acquisition of all of the outstanding shares of capital stock of Video Tyme Inc. ("Video Tyme") and substantially all of the assets of Far West Entertainment, Inc. ("Far West Entertainment") and Game City, Inc. ("Game City"). The acquisitions increased the number of retail video stores owned and operated by the Company to 53. The purchase price consisted of a combination of cash, the Company's common stock and/or promissory notes and assumption of indebtedness. The nine stores had aggregate revenues of approximately $4,000,000 during the year ended December 31, 1997.

     Video Tyme was previously owned by Andrew T. Baruffi and members of his immediate family through The Baruffi Family Trust and The Baruffi Family Partnership (collectively, the "Selling Shareholders"). Video Tyme currently owns and operates six retail video stores in Las Vegas, Nevada, operating under the name "Video Tyme." The purchase price of Video Tyme consisted of 1,050,000 shares of the Company's common stock and cash in the amount of $1,000,000 (subject to post-closing adjustments, if any). The Company also entered into a management agreement with the Selling Shareholders to manage an additional store in Las Vegas currently owned by the Selling Shareholders. Pursuant to the management agreement, the Company has the option to acquire such store from the Selling Shareholders at a cash purchase price of (i) $400,000 if such option to purchase is exercised on or before March 31, 1999 or (ii) $440,000 if such option to purchase is exercised between April 1, 1999 and September 30, 1999.

     Far West Entertainment is owned by Bradley K. Maples and owned and operated two retail video stores located in Clovis, California and Pocatello, Idaho. The purchase price of the assets of Far West Entertainment consisted of 32,000 shares of the Company's common stock, cash in the amount of $20,000, the assumption of certain indebtedness to third parties and to the Company in the total amount of $495,000, and a promissory note in the principal amount of $100,000. For more than 21 months prior to this acquisition, the store located in Clovis, California was managed by the Company pursuant to a management agreement, and operated under the name "Video City."

     Game City is owned by Young C. and Kay L. Lee, and owned and operated a retail video store in Bakersfield, California. The purchase price of the assets of Game City consisted of cash in the amount of $7,500, the assumption of certain indebtedness to third parties and to the Company in the total amount of $117,500, and a promissory note in the principal amount of $150,000. For more than 26 months prior to this acquisition, this acquired store was managed by the Company pursuant to a management agreement, and operated under the name "Video City." Young C. and Kay L. Lee are the parents of Robert Y. Lee, the Company's Chief Executive Officer and Chairman of the Board. The Company believes that this acquisition represents an arm's length transaction on terms and valuation comparable to other completed and pending acquisitions by the Company for the year ending January 31, 1999.

     The cash component of the purchase price for the above acquisitions was obtained from (i) FINOVA Capital Corporation under the credit facility established with the Company in March 1998, (ii) other borrowings and (iii) cash from operations. In connection with the foregoing acquisitions, the Company issued a total of 1,082,000 shares of its common stock.

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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (A) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED. It is impractical at the present time to provide this information. This information will be filed as soon as practicable, but in any event not later than December 14, 1998.

     (B) PRO FORMA FINANCIAL INFORMATION. It is impractical at the present time to provide this information. This information will be filed as soon as practicable, but in any event not later than December 14, 1998.

     (C) EXHIBITS.

Numbers                                       Description
-------                                       -----------

10.1 Stock Purchase Agreement, dated as of July 3, 1998, by and among Video City, Inc., Andrew T. Baruffi, The Baruffi Family Trust, and The Baruffi Family Partnership, as amended by that certain Addendum, dated as of September 30, 1998.

10.2 Asset Purchase Agreement, dated as of September 30, 1998, by and among Video City, Inc., Far West Entertainment, Inc. and Bradley K. Maples.

10.3 Asset Purchase Agreement, dated as of September 30, 1998, by and among Video City, Inc., Game City, Inc., Young C. Lee and Kay L. Lee.


                                  SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             VIDEO CITY, INC.

Date:  October 14, 1998                      /s/ Robert Y. Lee
                                             -----------------
                                             Robert Y. Lee
                                             Chief Executive Officer
                                             (Principal Executive Officer)

Date:  October 14, 1998                      /s/ Timothy J. Denari
                                             ---------------------
                                             Timothy J. Denari
                                             Chief Financial Officer
                                             (Principal Financial Officer)

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